EX-99.13

                 JNL SEPARATE ACCOUNT V (Enhanced Death Benefit)
                     SCHEDULE OF CALCULATION OF PERFORMANCE
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Total Return:

Standardized
The following example illustrates the total return for the Oppenheimer/JNL Global Growth Fund of a hypothetical Contract invested in the Oppenheimer/JNL Global Growth Fund of the JNL Series Trust from the date the Portfolio as first available for investment through December 31, 2001:

Hypothetical $1,000 initial investment on June 8, 2001..................................            $1,000
Ending redeemable value of the investment December 31, 2001 (after deferred
         sales charge and contract maintenance charge)..................................              $829
Total return for the period is the difference between the ending redeemable value and the hypothetical $1,000 initial investment divided by the hypothetical $1,000 initial investment; the result is expressed in terms
         of a percentage (For example, 2 equals 200%)...................................          (17.06%)

Non Standardized
The following example illustrates the total return for the Oppenheimer/JNL Global Growth Fund of a hypothetical Contract invested in the Oppenheimer/JNL Global Growth Fund of the JNL Series Trust from the date the Fund was first available for investment through December 31, 2001:

Hypothetical $10,000 initial investment May 1, 2001.....................................           $10,000
Ending redeemable value of the investment on December 31, 2001..........................            $9,059
Total return for the period is the difference between the ending redeemable value and the hypothetical $10,000 initial investment divided by the hypothetical $10,000 initial investment; the result is expressed in
         terms of a percentage (For example, 2 equal 200%)..............................           (9.41%)


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                 JNL SEPARATE ACCOUNT V (Enhanced Death Benefit)
                     SCHEDULE OF CALCULATION OF PERFORMANCE


Total Return:

Standardized
The following example illustrates the total return for the Oppenheimer/JNL Growth Fund of a hypothetical Contract invested in the Oppenheimer/JNL Growth Fund of the JNL Series Trust from the date the Portfolio as first available for investment through December 31, 2001:

Hypothetical $1,000 initial investment on August 9, 2001................................            $1,000
Ending redeemable value of the investment December 31, 2001 (after deferred
         sales charge and contract maintenance charge)..................................              $916
Total return for the period is the difference between the ending redeemable value and the hypothetical $1,000 initial investment divided by the hypothetical $1,000 initial investment; the result is expressed in terms
         of a percentage (For example, 2 equals 200%)...................................           (8.43%)

Non Standardized
The following example illustrates the total return for the Oppenheimer/JNL Growth Fund of a hypothetical Contract invested in the Oppenheimer/JNL Growth Fund of the JNL Series Trust from the date the Fund was first available for investment through December 31, 2001:

Hypothetical $10,000 initial investment May 1, 2001.....................................           $10,000
Ending redeemable value of the investment on December 31, 2001..........................            $9,315
Total return for the period is the difference between the ending redeemable value and the hypothetical $1,000 initial investment divided by the hypothetical $1,000 initial investment; the result is expressed in terms
         of a percentage (For example, 2 equals 200%)...................................           (6.85%)


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